Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

November 7, 2022

SmileDirectClub, Inc.

414 Union Street

Nashville, Tennessee 37219

Ladies and Gentlemen:

We have acted as counsel to SmileDirectClub, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through UBS Securities LLC, as sales agent (the “Agent”), of shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $100.0 million (the “Shares”), from time to time and at various prices in an “at the market” offering pursuant to (i) that certain Distribution Agreement, dated November 7, 2022 (the “Distribution Agreement”), by and between the Company and the Agent, and (ii) the Company’s Registration Statement on Form S-3 (File No. 333-267370), filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2022 (the “Registration Statement”) and which became effective on October 4, 2022, the base prospectus filed as part of the Registration Statement, dated October 4, 2022 (the “Base Prospectus”), and the final prospectus supplement dated November 7, 2022 (together with the Base Prospectus, the “Prospectus”).

In connection with our representation, we have examined: (i) the Distribution Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Amended and Restated Certificate of Incorporation of the Company, (iv) the Amended and Restated Bylaws of the Company, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Distribution Agreement, the execution and delivery of the Distribution Agreement, and the sale and issuance of the Shares (the “Board Resolutions”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, records, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents, records, certificates, and instruments submitted to us as copies. In addition, in expressing the opinion set forth below, we have assumed that the Company will issue the Shares in accordance with the Board Resolutions.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

SmileDirectClub, Inc.

November 7, 2022

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Distribution Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Distribution Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP